Exhibit 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President – Financial Analysis and Investor Relations
678-518-3278

NEENAH PAPER, INC. DECLARES QUARTERLY DIVIDEND

ALPHARETTA, GEORGIA – January 11, 2005 (NYSE:NP) – Neenah Paper, Inc. announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share on its common stock. The dividend is payable on March 2, 2005 to stockholders of record as of close of business on February 4, 2005.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the Neenah Paper’s web site at www.neenah.com.